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                                                                   EXHIBIT 3(i)4

                                STATE OF DELAWARE

                         OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MGM GRAND, INC.", CHANGING ITS NAME FROM "MGM GRAND, INC." TO "MGM MIRAGE", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2000, AT 4:30 O'CLOCK P.M.



2082204 8100                        [SEAL]
001451135



                                                  /s/ EDWARD J. FREEL
                                        ---------------------------------------
                                          EDWARD J. FREEL, SECRETARY OF STATE

                                                        AUTHENTICATION: 0661187

                                                                 DATE: 09-07-00

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                              STATE OF DELAWARE

                         CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

- FIRST: That the Board of Directors of MGM Grand, Inc., a Delaware corporation (the "Company"), adopted and approved a Unanimous Written Consent setting forth the proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and proposing that said amendment shall be considered by the stockholders of the Company, entitled to vote on such amendment, at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Board of Directors of the Company does hereby declare it advisable that Article 1 of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

              "The name of the corporation is: MGM MIRAGE."

- SECOND: That hereafter, pursuant to the Unanimous Written Consent of the Board of Directors, the annual meeting of the stockholders of the Company was duly held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

- THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

- FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

August 1, 2000

                                       BY:  /s/ SCOTT LANGSNER
                                          -------------------------------------
                                          Scott Langsner
                                          Senior Vice President and
                                          Secretary




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